                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report

                                               Determination Date:     07/16/04
                                               Collection Period:      06/30/04
                                               Payment Date:           07/20/04

I. AVAILABLE FUNDS

   A.  Available Pledged Revenues

       a. Scheduled Payments Received                                                                          $32,365,543.22
       b. Liquidation Proceeds Allocated to Owner Trust                                                          1,204,313.86
       c. Required Payoff Amounts of Prepaid Contracts                                                           1,440,155.64
       d. Required Payoff Amounts of Purchased Contracts                                                                 0.00
       e. Proceeds of Clean-up Call                                                                                      0.00
       f. Investment Earnings on Collection Account and Note Distribution Account                                        0.00
                                                                                                               --------------
                                                                    Total Available Pledged Revenues =         $35,010,012.72

   B.  Determination of Available Funds

       a. Total Available Pledged Revenues                                                                     $35,010,012.72
       b. Servicer Advances                                                                                      2,245,742.49
       c. Recoveries of  prior Servicer Advances                                                                (2,997,996.79)
       d. Withdrawal from Cash Collateral Account                                                                   90,036.07
                                                                                                               --------------
                                                                    Total Available Funds =                    $34,347,794.49
                                                                                                               ==============

II. DISTRIBUTION AMOUNTS

   A. COLLECTION ACCOUNT DISTRIBUTIONS

       1.  Servicing Fee                                                                                           502,415.46

       2.  Class A-1 Note Interest Distribution                                               170,957.78
           Class A-1 Note Principal Distribution                                           30,110,028.43
                     Aggregate Class A-1 distribution                                                           30,280,986.21

       3.  Class A-2 Note Interest Distribution                                               192,500.00
           Class A-2 Note Principal Distribution                                                    0.00
                     Aggregate Class A-2 distribution                                                              192,500.00

       4.  Class A-3 Note Interest Distribution                                               590,333.33
           Class A-3 Note Principal Distribution                                                    0.00
                     Aggregate Class A-3 distribution                                                              590,333.33

       5.  Class A-4 Note Interest Distribution                                               128,430.00
           Class A-4 Note Principal Distribution                                                    0.00
                     Aggregate Class A-4 distribution                                                              128,430.00

       6.  Class B Note Interest Distribution                                                  36,106.92
           Class B Note Principal Distribution                                                897,588.92
                   Aggregate Class B distribution                                                                  933,695.84

       7.  Class C Note Interest Distribution                                                  21,101.45
           Class C Note Principal Distribution                                                489,593.96
                   Aggregate Class C distribution                                                                  510,695.41

       8.  Class D Note Interest Distribution                                                  66,352.34
           Class D Note Principal Distribution                                              1,142,385.90
                   Aggregate Class D distribution                                                                1,208,738.24

       9.  Deposit to the Cash Collateral Account                                                                        0.00

       10. Amounts in accordance with the CCA Loan Agreement                                                             0.00

       11. Remainder to the holder of the equity certificate                                                             0.00
                                                                                                                -------------
                                                                    Collection Account Distributions =          34,347,794.49
                                                                                                                =============

   B. CASH COLLATERAL ACCOUNT DISTRIBUTIONS

       1. Payment due on the Senior Loan                                                                         2,648,341.07

       2. Payment due on the Holdback                                                                                    0.00

       3. Payment to the Depositor                                                                                       0.00
                                                                                                                -------------
                                                                    Cash Collateral Account Distributions =      2,648,341.07
                                                                                                                =============
   C.  INCORRECT DEPOSITS TO BE RETURNED TO CIT                     Collection Account Distributions =                   0.00
                                                                                                                =============



III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES

                 Distribution             Class A-1   Class A-2    Class A-3    Class A-4
                    Amounts                 Notes       Notes        Notes        Notes
       1.        Interest Due            170,957.78  192,500.00  590,333.33   128,430.00
       2.       Interest Paid            170,957.78  192,500.00  590,333.33   128,430.00
       3.     Interest Shortfall               0.00        0.00        0.0          0.00
               ((1) minus (2))
       4.       Principal Paid        30,110,028.43        0.00        0.00         0.00

       5. Total Distribution Amount   30,280,986.21  192,500.00  590,333.33   128,430.00
               ((2) plus (4))

                 Distribution             Class B     Class C      Class D    Total Offered
                    Amounts                Notes       Notes        Notes         Notes
       1.      Interest Due                36,106.92     21,101.45     66,352.34   1,205,781.82
       2.     Interest Paid                36,106.92     21,101.45     66,352.34   1,205,781.82
       3.   Interest Shortfall                  0.00          0.00          0.00           0.00
              ((1) minus (2))
       4.     Principal Paid              897,588.92    489,593.96  1,142,385.90  32,639,597.21

       5. Total Distribution Amount       933,695.84    510,695.41  1,208,738.24  33,845,379.03
               ((2) plus (4))


IV. Information Regarding the Securities

   A. Summary of Balance Information

                              Applicable   Principal Balance  Class Factor   Principal Balance   Class Factor
               Class            Coupon          Jul-04           Jul-04           Jun-04            Jun-04
                                Rate         Payment Date     Payment Date      Payment Date     Payment Date
       a. Class A-1 Notes      1.1200%      159,375,194.77       0.51246       189,485,223.20       0.60928
       b. Class A-2 Notes      1.5400%      150,000,000.00       1.00000       150,000,000.00       1.00000
       c. Class A-3 Notes      2.2000%      345,000,000.00       1.00000       345,000,000.00       1.00000
       d. Class A-4 Notes      2.7000%       57,080,000.00       1.00000        57,080,000.00       1.00000
       e.  Class B Notes       1.9600%       21,208,691.45       0.82428        22,106,280.37       0.85916
       f.  Class C Notes       2.1000%       11,568,377.15       0.82455        12,057,971.11       0.85944
       g.  Class D Notes       2.8300%       26,992,880.02       0.82430        28,135,265.92       0.85919

       h.            Total Offered Notes    771,225,143.39                     803,864,740.60


   B. Other Information

                               Scheduled          Scheduled
                           Principal Balance    Principal Balance
               Class            Jul-04              Jun-04
                             Payment Date        Payment Date
         Class A-1 Notes    172,883,497.70      200,136,223.30

                                     Target            Class          Target            Class
                       Class    Principal Balance      Floor      Principal Amount      Floor
          Class     Percentage      Jul-04            Jul-04          Jun-04            Jun-04
                                  Payment Date      Payment Date   Payment Date      Payment Date
         Class A     92.25%      711,455,194.78                   741,565,223.20
         Class B      2.75%       21,208,691.44         0.00       22,106,280.37         0.00
         Class C      1.50%       11,568,377.15         0.00       12,057,971.11         0.00
         Class D      3.50%       26,992,880.02         0.00       28,135,265.92         0.00


V. PRINCIPAL

   A. MONTHLY PRINCIPAL AMOUNT

       1. Principal Balance of Notes and Equity Certificates            803,864,740.60
          (End of Prior Collection Period)
       2. Contract Pool Principal Balance (End of Collection Period)    771,225,143.39
                                                                        --------------
                        Total monthly principal amount                   32,639,597.21

   B. PRINCIPAL BREAKDOWN                           No. of Accounts
                                                    ---------------
       1. Scheduled Principal                           61,320           29,273,258.18
       2. Prepaid Contracts                                 97            1,440,155.63
       3. Defaulted Contracts                              297            1,926,183.40
       4. Contracts purchased by CIT Financial USA, Inc.     0                    0.00
                                                        -------------------------------
                        Total Principal Breakdown        61,714          32,639,597.21

VI. CONTRACT POOL DATA

   A. CONTRACT POOL CHARACTERISTICS

                                               Original            Jul-04           Jun-04
                                                 Pool           Payment Date     Payment Date
       1. a. Contract Pool Balance           935,586,370.00    771,225,143.39   803,864,740.60
          b. No of Contracts                         62,780            61,714           62,108
          c. Pool Factor

       2. Weighted Average Remaining Term             36.90             33.33            34.12

       3. Weighted Average Original Term              44.00

   B. DELINQUENCY INFORMATION

                                             % of      % of Aggregate
                                                       Required Payoff    No. Of     Aggregate Required
                                           Contracts          Amount     Accounts       Payoff Amounts
       1. Current                           96.31%            97.25%      59,436        755,078,497.54
          31-60 days                         1.91%             1.67%       1,181         12,990,833.57
          61-90 days                         0.70%             0.45%         433          3,500,866.64
          91-120 days                        0.40%             0.24%         249          1,831,055.01
          120+ days                          0.67%             0.39%         415          3,043,229.73

                       Total Delinquency   100.00%           100.00%      61,714        776,444,482.49

       2. Delinquent Scheduled Payments:

          Beginning of Collection Period                            5,971,593.40
          End of Collection Period                                  5,219,339.10
                                                                   -------------
                     Change in Delinquent Scheduled Payments         (752,254.30)

   C. DEFAULTED CONTRACT INFORMATION

                1. Required Payoff Amount on Defaulted Contracts    1,926,183.40
                2. Liquidation Proceeds received                    1,204,313.86
                                                                   -------------
                3. Current Liquidation Loss Amount                    721,869.54

                4. Cumulative Liquidation Losses to date            1,442,837.76

                                    % of Initial Contracts                 0.651%
                        % of Initial Contract Pool Balance                 0.154%

VII. MISCELLANEOUS INFORMATION

   A. SERVICER ADVANCE BALANCE

       1. Opening Servicer Advance Balance                          5,971,593.40
       2. Current Period Servicer Advance                           2,245,742.49
       3. Recoveries of prior Servicer Advances                    (2,997,996.79)
                                                                   -------------
       4. Ending Servicer Advance Balance                           5,219,339.10


   B. CASH COLLATERAL ACCOUNT

       1. Opening Cash Collateral Account                                                66,318,841.10

       2. Deposit from the Collection Account                                                     0.00

       3. Withdrawals from the Cash Collateral Account                                      (90,036.07)

       4. Ending Cash Collateral Account Balance before Distributions                    66,274,415.40

       5. Required Cash Collateral Account Amount                                        63,626,074.33

       6. Cash Collateral Account Surplus                                                 2,648,341.07

       7. Investment Earnings                                                                45,610.37

       8. Distribution of CCA
          a. Senior Loan Interest                                                          (109,346.35)
          b. Senior Loan Principal                                                       (2,538,994.72)
          c. Holdback Amount Interest                                                             0.00
          d. Holdback Amount Principal                                                            0.00
                                                                                        --------------
                 Total Distribution                                                      (2,648,341.07)

       9. Ending Cash Collateral Account Balance after Distributions                     63,626,074.33

   C. OTHER RELATED INFORMATION

       1. Discount Rate                                                   2.8380%

       2. Life to Date Prepayment (CPR)                                   7.7172%

       3. Life to Date Substitutions:

          a. Prepayments                                        0.00

          b. Defaults                                           0.00

                                                           Jul-04            Jun-04
                             Item                       Payment Date      Payment Date
       4. a. Senior Loan                               20,526,842.24     23,129,572.94
          b. Holdback Amount                           42,101,386.65     42,101,386.65

       5. Applicable Rates for the Interest Period:
          a. Libor Rate for the Interest Period               1.2800%
          b. Senior Loan Interest Rate                        4.7800%
          c. Holdback Amount Interest Rate                    7.2800%


       6. DELINQUENCY, NET LOSSES AND CPR HISTORY

                                % of                 % of                   % of                % of
                              Aggregate            Aggregate             Aggregate           Aggregate
                           Required Payoff      Required Payoff        Required Payoff     Required Payoff
                               Amounts              Amounts                Amounts             Amounts
          Collection
            Periods      31-60 Days Past Due   61-90 Days Past Due   91-120 Days Past Due  120+ Days Past Due
           06/30/04             1.67%                0.45%                  0.24%              0.39%
           05/31/04             1.94%                0.45%                  0.29%              0.35%
           04/30/04             1.64%                0.45%                  0.23%              0.20%
           03/31/04             1.57%                0.54%                  0.29%              0.01%
           02/29/04             3.16%                0.52%                  0.00%              0.00%

          Collection      Cumulative Net           Monthly Net
             Month       Loss Percentage              Losses            LTD CPR
            June-04          0.154%                721,869.54             7.72%
             May-04          0.077%                354,449.23             7.40%
            April-04         0.039%                209,238.42             9.16%
            March-04         0.017%                157,280.57            10.43%
           February-04       0.000%                      0.00             8.50%